     ANNUALMEETING  2019  Exhibit 99.2

   Annual Meeting Business Report      Bill GottwaldChairman of the Board of Directors

   2019 Annual Meeting  Agenda  3  Annual Meeting Business ReportMeet John Steitz, President and Chief Executive OfficerTredegar Financial ReportDrew Edwards, Vice President and Chief Financial OfficerThe Tredegar Way, John SteitzQuestions

   2019 Annual Meeting  Forward Looking Statements & Non-GAAP Measures  4  Certain statements contained in this presentation are forward-looking statements. Pursuant to federal securities regulations, we have set forth cautionary statements relating to those forward-looking statements in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other filings with the Securities and Exchange Commission. We urge readers to review and carefully consider these cautionary statements and the other disclosures we make in our filings with the SEC.This presentation contains non-GAAP financial measures that are not determined in accordance with United States GAAP. These non-GAAP financial measures should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with United States GAAP. A reconciliation of those financial measures to United States GAAP financial measures is included under “Supplemental Information” in this presentation and is available on the company’s website at www.tredegar.com under “Investors”.The presentation speaks as of the date thereof. Tredegar is not, and should not be deemed to be, updating or reaffirming any information contained therein. We do not undertake, and expressly disclaim any duty, to update any forward-looking statements made in this presentation to reflect any change in management’s expectations or any change in conditions, assumptions or circumstances on which such statements are based.

   5  CEO, Addivant Corporation (2015-2019)Director, Tredegar Corporation (2017-present)COO, Albemarle Corporation (2007-2012)  2019 Annual Meeting  Meet John Steitz

   Tredegar Financial Report      Drew EdwardsVice President and Chief Financial Officer

   2019 Annual Meeting  Bridge of Tredegar 2017 to 2018 EPS from Ongoing Operations  7  ($ Millions Except EPS Data)

2019 Annual Meeting

Tredegar CORPORATION

2019 Outlook

- *PE Films*
  - *Personal Care*: Quarterly profit decline after Q4-18 from customer product transition expected of ~$3.5 million
    - Sales growth from investments in new products plus cost optimization key to improvements
  - *Surface Protection*: Customer product transition that could have adverse impact on annual profit of $11 million continues to be delayed
    - Making progress with new products, applications and customers supporting long-term profit growth
- *Terphane*: Continued uncertainty and volatility expected with industry excess capacity but improved performance in 2018 encouraging for 2019
- *Bonnell*: Volume growth of ~4% achieved in first quarter of 2019 but Niles, MI plant inefficiencies still a challenge; continue to watch for indications of cyclical downturn

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   2019 Annual Meeting  Tredegar Debt, Net of Cash (“Net Debt”)  9  ($ Millions)  Net debt at 3/31/19 of $74 million. Cash dividend from kaléo of $17.6 million received 4/30/19.

   2019 Annual Meeting  Internal Control Over Financial Reporting (“SOX Compliance”)  10  Prior auditor’s 2017 audit of Tredegar inspected by the Public Company Accounting Oversight Board (the “PCAOB”)Following the PCAOB’s inspection, auditor and Tredegar found material weaknesses in internal controlsBut no changes to financial statements were requiredSignificant remediation required to achieve SOX Compliance in the futureProgress towards remediation to be reported in each quarterly or annual filingOne-time remediation cost estimated of $1.5 million and likely higher annual ongoing SOX compliance costs estimated at $500,000

   The Tredegar Way      John SteitzPresident and Chief Executive Officer

   2019 Annual Meeting  The Tredegar Way  12      Margins  Velocity  Topline Growth  Leadership  New Investment  Five Principles for Driving Shareholder Value  Driving Shareholder Growth

   2019 Annual Meeting  Topline Growth  13    Taking care of customer needs - the right product in the right place at the right timeMarket share growth and new product innovationBroadening definition of customer needs to adjacent market opportunitiesWhat are customers working on that is new and exciting?Driving commercial excellenceAmplify the value we bring to our customers through business leadership, sales, R&D and supply chain with uncompromised teamwork

   2019 Annual Meeting  Margins  14    Strategic pricingAchieving value for Tredegar technology and serviceOptimal product mixHigher margins ascending the value chainContinuous improvement of processes, costs and yieldsLeadership and core competency in quality and manufacturing

2019 Annual Meeting

Tredegar CORPORATION

Velocity

- Speed-to-market
  - *Must be nimble and responsive*
- Critical operational tasks
  - *Precise supply chain planning*
- Machinery, equipment and plant utilization
  - *Eliminate idle costs and waste*
- Working capital management
  - *The higher our efficiency the greater our CASH generation*

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2019 Annual Meeting  New Investment  16    Needed to support topline growth, new opportunities, cost reduction, safety improvement and protection of our environmentAcquisitionsEarn the right to invest in businesses we understand and are accretive to our earnings, margins and CASH generationTotal return to shareholders

   2019 Annual Meeting  Leadership  17    Winning attitudeExecute, execute, executePower of specificityFollow-through with attention to detailFocus on critical priorities, accountability and metricsIncentives and rewards aligned with Tredegar shareholders

   2019 Annual Meeting  The Tredegar Way  18      Margins  Velocity  Topline Growth  Leadership  New Investment  Achieving shareholder value and excellence in all that we do  Driving Shareholder Growth

   Questions

   GAAP to Non-GAAP Reconciliations

   2019 Annual Meeting  GAAP to Non-GAAP Reconciliations  21

   2019 Annual Meeting  GAAP to Non-GAAP Reconciliations  22